SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2012

HEALTHSPRING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32739	20-1821898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway, Suite 501 Franklin, Tennessee 37067
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (615) 291-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of Material Definitive Agreement.

In connection with the Merger (as defined below), on January 31, 2012, HealthSpring, Inc. (the “Company”) paid in full all amounts outstanding under the Amended and Restated Credit Agreement, dated as of November 30, 2010, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent, and the Company terminated the commitments thereunder.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 31, 2012, the Company completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2011, among the Company, Cigna Corporation, a Delaware corporation (“Cigna”), and Cigna Magnolia Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Cigna (“Merger Sub”).  Pursuant to the Merger Agreement, the Company was acquired by Cigna through a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly owned subsidiary of Cigna (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of Company common stock, par value $0.01 per share (the “Company common stock”), other than restricted shares, treasury shares, shares owned by the Company, Cigna, Merger Sub, or any of their wholly owned subsidiaries, and shares for which appraisal was properly demanded, was converted into the right to receive $55.00 in cash, without interest and subject to any applicable withholding taxes, and (ii) equity awards relating to Company common stock were treated in accordance with the Merger Agreement and agreements entered into in connection with the Merger, representing a transaction value of approximately $3.8 billion.  Cigna funded the purchase price with existing cash on hand and proceeds from the issuance of debt and equity securities.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on October 26, 2011, and which is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2012, in connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that trading of the Company common stock on the NYSE be suspended prior to the opening of trading on January 31, 2012.  In addition, the Company requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to delist the Company common stock from the NYSE and deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, on January 31, 2012.  The Company intends to file a certificate on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation.  In connection therewith, each of Bruce M. Fried, Herbert A. Fritch, Jeffrey M. Folick, Robert Z. Hensley, Benjamin Leon, Jr., Dr. Sharad Mansukani, Russell K. Mayerfeld, Joseph P. Nolan and John T. Fox resigned from the Company’s board of directors.  Also in connection with the Merger, the officers of the Company prior to the Effective Time became the officers of the Surviving Corporation.  Following consummation of the Merger, Karey L. Witty, Executive Vice President and Chief Financial Officer of the Company and Michael G. Mirt, President of the Company, will no longer serve in such positions for the Surviving Corporation effective as of the close of business on January 31, 2012.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation.  The amended and restated certificate of incorporation of the Company and the Company’s amended bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of October 24, 2011 by and among the Company, Cigna and Cigna Magnolia Corp., filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on October 26, 2011.

3.1	Amended and Restated Certificate of Incorporation of HealthSpring, Inc.

3.2	Amended Bylaws of HealthSpring, Inc.

* Company disclosure letter has been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of the omitted disclosure letter upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.

Date:	January 31, 2012	By:	/s/ J. Gentry Barden
			Name:	J. Gentry Barden
			Title:	Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of October 24, 2011 by and among the Company, Cigna and Cigna Magnolia Corp., filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on October 26, 2011.

3.1	Amended and Restated Certificate of Incorporation of HealthSpring, Inc.

3.2	Amended Bylaws of HealthSpring, Inc.

* Company disclosure letter has been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of the omitted disclosure letter upon request by the Securities and Exchange Commission.